SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: April 24, 2006
FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-12379 (Commission File Number)	31-1042001 (IRS Employer Identification No.)

300 High Street Hamilton, Ohio (Address of principal executive offices)		45011 (Zip Code)
Registrant’s telephone number, including area code: (513) 867-5447
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.
Item 8.01 Other Events.
On April 25, 2006, First Financial Bancorp. announced that its subsidiary, First Financial Bank N.A., signed a definitive agreement to sell its Southeastern Indiana banking offices. First Financial Bank has signed a purchase and assumption agreement with MainSource Bank for the sale of approximately $30 million in loans and property of the banking offices, and the assumption of approximately $56 million in deposit accounts. The resulting financial impact for First Financial is an estimated pre-tax gain of approximately $4.5 million. Subject to regulatory approval, the sale is expected to be completed on or before September 30, 2006.
The sale is part of First Financial’s branch rationalization plan previously announced.
A copy of the press release is attached as Exhibit 99.1.
Item 9.01 Exhibits.
(c)	Exhibit:
99.1	First Financial Bancorp. Press Release dated April 25, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.
By:	/s/ J. Franklin Hall
J. Franklin Hall
Senior Vice President and Chief Financial Officer

Date: April 28, 2006

Form 8-K	First Financial Bancorp.
Exhibit Index

Exhibit No.	Description
99.1	First Financial Bancorp. Press Release dated April 25, 2006.